Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned, who are the chief executive officer and the principal accounting officer of The Seibels Bruce Group, Inc., each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 14, 2003	By /s/ CHARLES H. POWERS
Charles H. Powers Chief Executive Officer

Date: November 14, 2003	By /s/ BRYAN D. RIVERS
Bryan D. Rivers, CPA Treasurer and Controller (Principal Accounting Officer)